EXHIBIT (h)(13)

                                    AMENDMENT
                                       TO
                          COMPLIANCE SERVICES AGREEMENT


         AMENDMENT ("Amendment") dated as of October 1, 2006 between American Performance Funds, Inc. (the "Funds") and BISYS Fund Services Ohio, Inc. ("BISYS") to that certain Compliance Services Agreement dated as of September 28, 2004, (as amended, the "Agreement").

         WHEREAS, the parties hereto wish to amend the fees payable to BISYS under the Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

         1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A to this Amendment.

         2. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         3. Except as expressly set forth herein, all other provisions of the Agreement shall remain unchanged and in full force and effect.

         4. Capitalized terms not otherwise defined in this Amendment have the same meaning as set forth in the Agreement.

         5. This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

                                    * * * * *


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AMERICAN PERFORMANCE FUNDS, INC.


By: /s/ Jennifer J. Hankins
    -----------------------------------
Name: Jennifer J. Hankins
Title: President




BISYS FUND SERVICES OHIO, INC.


By: /s/ Fred Naddaff
    -----------------------------------
Name: Fred Naddaff
Title:   President


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



                                   SCHEDULE A

                        TO COMPLIANCE SERVICES AGREEMENT

                               SEPTEMBER 28, 2004


This Schedule A is amended and restated as of October 1, 2006.

COMPLIANCE SERVICES FEES

         One-time implementation fee     $75,000

         Annual fee                      $150,000 through September 30, 2006

                                         $200,000 effective October 1, 2006*

*The annual fee will be reduced to $150,000 if, pursuant to Section 2(a), the Board of Trustees of the Trust appoints a Chief Compliance Officer that is not employed by BISYS. Such reduction shall occur on a pro rata basis from the beginning of the month following the date of the appointment. The annual fee will not be increased before September 30, 2008, provided that there is no material change in the services provided under this Agreement.


All annual fees set forth above shall be payable in equal monthly installments.

OUT OF POCKET EXPENSES

Out of pocket expenses are not included in the above fees and shall also be paid to BISYS in accordance with the provisions of this Agreement.

AMERICAN PERFORMANCE FUNDS, INC.


By: /s/ Jennifer J. Hankins
    -----------------------------------
Name: Jennifer J. Hankins
Title: President


BISYS FUND SERVICES OHIO, INC.


By: /s/ Fred Naddaff
    -----------------------------------
Name: Fred Naddaff
Title:   President


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